                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A


                          AMENDMENT TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                      Date of Report - February 18, 1997



                           GOTHIC ENERGY CORPORATION
                        Commission file number 0-19753


        An Oklahoma Corporation             IRS Employer No. 22-2663839


                              5727 S. Lewis Ave.
                          Tulsa, Oklahoma  74105-7148
                        Telephone Number (918) 749-5666



                                AMENDMENT NO. 1



     The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated February 18, 1997, as set forth in the pages attached hereto:


                  Item 7.  Financial Statements and Exhibits

                                  FORM 8-K/A

                           GOTHIC ENERGY CORPORATION

                               TABLE OF CONTENTS


Item 7.   Financial Statements and Exhibits
          ---------------------------------

     (a)  Financial Statements of Business Acquired

          Set forth below are the financial statements appearing in this report:

                                                                       Page in
          Norse, Horizon and Huffman Properties                      This Report
          ----------------------------------------------------------------------

          Report of Independent Accountants                             F-1
          Historical Schedule of Gross Revenues
           and Direct Operating Expenses of the
           Norse, Horizon and Huffman Properties for the Years Ended
           December 31, 1996 and 1995                                   F-2
          Notes to the Historical Schedule of Gross
           Revenues and Direct Operating
           Expenses of the Norse, Horizon and Huffman Properties        F-3

     (b)  Pro Forma Financial Information - Gothic Energy Corporation

          Set forth below is the pro forma financial information appearing in this report:

             Unaudited Pro Forma Consolidated Condensed
              Balance Sheet as of December 31, 1996                     P-1
             Unaudited Pro Forma Consolidated Condensed
              Statement of Operations for the Year Ended
              December 31, 1996                                         P-2
             Notes to Unaudited Pro Forma Consolidated
              Condensed Financial Statements                            P-3

     (c)  Exhibits - Consent of Independent Accountants

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Gothic Energy Corporation

     We have audited the accompanying historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties, as defined in
Note 1, (the "Schedule") for the year ended December 31, 1996. The Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Schedule. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying historical schedule of gross revenues and direct operating expenses of the Norse and Horizon Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Gothic Energy Corporation dated February 18, 1997) as described in Note 2 and is not intended to be a complete presentation of the Norse and Horizon Properties' revenues and expenses.

     In our opinion, the Schedule referred to above presents fairly, in all material respects, the gross revenues and direct operating expenses described in
Note 2 of the Norse and Horizon Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.



Tulsa, Oklahoma
April 30, 1997

                           GOTHIC ENERGY CORPORATION
                     HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                     NORSE, HORIZON AND HUFFMAN PROPERTIES




                                     FOR THE YEAR ENDED                   FOR THE YEAR ENDED
                                     DECEMBER 31, 1996                    DECEMBER 31, 1995
                                     ------------------                   ------------------
                                                                             (UNAUDITED)
                                NORSE      HORIZON     HUFFMAN       NORSE      HORIZON     HUFFMAN
                                -----      -------     -------       -----      -------     -------
                                                     (UNAUDITED)
Gross revenues                $3,392,000  $2,915,000  $1,156,000   $2,094,000  $2,011,000   $711,000

Direct lease operating
 expenses                        128,000     549,000     134,000      102,000     736,000     61,000

Direct gas system expenses     2,166,000        -        593,000    1,368,000        -       374,000
                              ----------  ----------  ----------   ----------  ----------   --------

Excess of gross revenues over
 direct expenses              $1,098,000  $2,366,000  $  429,000   $  624,000  $1,275,000   $276,000
                              ==========  ==========  ==========   ==========  ==========   ========



                          The accompanying notes are
                      an integral part of this schedule.

                           GOTHIC ENERGY CORPORATION
              NOTES TO THE HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                     NORSE, HORIZON AND HUFFMAN PROPERTIES

1.   THE PROPERTIES

          On December 11, 1996 the Company entered into a purchase and sale agreement with Norse Exploration, Inc., and Norse Pipeline, Inc. (collectively, "Norse"), to acquire various working interests in 11 oil and gas producing properties and a 40.09% interest in the related Sycamore Gas System (the "Sycamore System"), an Oklahoma gathering system, processing plant and storage facility. The oil and gas wells and the gathering system are located in the Springer Field in Carter County, Oklahoma. The total purchase price was $10,750,000, plus two-year warrants to purchase 200,000 shares of the Company's Common Stock at a per share exercise price of $2.50. The estimated fair value of such warrants at the date of acquisition was approximately $254,000. The Company paid a deposit of $1,075,000 toward the purchase price in December 1996.

          The Company also entered into a purchase and sale agreement on January 22, 1997, with Horizon Gas Partners, L.P. and HSRTW, Inc. (collectively, "Horizon"), to acquire various working and royalty interests in approximately 100 oil and gas producing properties. The producing properties are located in Major and Blaine counties of Oklahoma. The purchase price was $10,000,000.

          The Company also on December 13, 1996 entered into a purchase and sale agreement with H. Huffman & Company ("Huffman"), an Oklahoma limited partnership, to acquire various working interests in 13 oil and gas producing properties and an additional 10.97% interest in the Sycamore System. The oil and gas wells are located in the same producing area as the properties acquired from Norse. The total purchase price for the assets acquired was $3,950,000, of which the Company paid a deposit of $287,500 toward the purchase price in December 1996.

          The effective date of all three acquisitions was January 1, 1997, with the formal closing of the transactions occurring on February 18, 1997.

2.   BASIS OF PRESENTATION

          The schedule presents the historical gross revenues and direct operating expenses related to the properties acquired. Expenses such as depreciation, depletion and amortization, general and administrative expenses and income taxes have not been included in the schedule because such costs have historically not been directly attributed to nor allocated to the operations of these properties.

3.   SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

     ESTIMATED PROVED RESERVES - Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

                           GOTHIC ENERGY CORPORATION
              NOTES TO THE HISTORICAL SCHEDULE OF GROSS REVENUES
                     AND DIRECT OPERATING EXPENSES OF THE
                     NORSE, HORIZON AND HUFFMAN PROPERTIES



3.   SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED), CONTINUED

          Estimated quantities of proved oil and natural gas reserves acquired from Norse, Horizon and Huffman at January 1, 1997 (the date at which the most recent reserve report was available) were:

     PROVED RESERVES:   Oil (Bbls)                141,702
                        Gas (Mcf)              29,156,760

     PROVED DEVELOPED
       RESERVES:        Oil (Bbls)                 90,621
                        Gas (Mcf)              18,940,401

     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS OF PROVED OIL AND GAS RESERVES - The standardized measure of discounted future net cash flows ("SMOG") of the Norse, Horizon and Huffman Properties was calculated using December 31, 1996 prices and costs, and year-end statutory tax rates, adjusted for permanent differences, that relate to existing proved oil and natural gas reserves. The SMOG for the acquired properties is as follows (in thousands):

     Future cash flows                                  $  94,108
     Future production costs and development costs        (18,690)
     Future income tax expense                            (19,273)
                                                        ---------

     Future net cash flows                                 56,145
     10% annual discount for estimated timing of
        cash flows                                        (24,330)
                                                        ---------

     Standardizing measure of discounted future
        net cash flows relating to proved oil and
        natural gas reserves                            $  31,815
                                                        =========

          The process of estimating oil and gas reserves is complex, requiring significant subjective decisions in the evaluation of available geological, engineering, and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of, among other things, additional development activity, production history, and viability of production under varying economic conditions; consequently, material revisions to existing reserve estimates may occur in the near future. Although every reasonable effort has been made to ensure that the reserve estimates reported herein represent the most accurate assessment possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

(B)  PRO FORMA FINANCIAL INFORMATION - GOTHIC ENERGY CORPORATION

                           GOTHIC ENERGY CORPORATION
                       UNAUDITED PRO FORMA CONSOLIDATED
                            CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                                  HISTORICAL                    PROFORMA
                                                  ----------         -------------------------------
                                                    GOTHIC           ADJUSTMENTS         COMBINED
                                                  --------------------------------------------------
ASSETS
------
Current assets:
  Cash and cash equivalents                       $   206,000     $   137,000/(b)/     $   343,000
  Oil and gas receivable                            2,802,000               -            2,802,000
  Receivable from officers and employees               52,000               -               52,000
  Assets held for sale                                210,000               -              210,000
  Other                                                79,000               -               79,000
                                                  -----------     -----------          -----------
  Total current assets                              3,349,000         137,000            3,486,000

Property and equipment:
  Oil and gas properties on full cost method       39,858,000      18,546,000/(a)/      58,404,000
  Gas gathering and processing system                       -       5,045,000/(a)/       5,045,000
  Equipment, furniture and fixtures                   328,000               -              328,000
  Accumulated depreciation, depletion
    and amortization                               (3,636,000)              -           (3,636,000)
                                                  -----------     -----------          -----------
  Property and equipment, net                      36,550,000      23,591,000           60,141,000
Other assets, net                                   1,567,000       1,607,000/(c)/       3,174,000
                                                  -----------     -----------          -----------
Total assets                                      $41,466,000     $25,335,000          $66,801,000
                                                  ===========     ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable trade                            1,337,000               -            1,337,000
  Revenues payable                                  1,978,000               -            1,978,000
  Accrued liabilities                                 512,000               -              512,000
  Current portion long-term debt                    5,928,000      14,320,000/(b)/      20,248,000
                                                  -----------     -----------          -----------
  Total current liabilities                         9,755,000      14,320,000           24,075,000

Long-term debt                                     15,854,000      10,104,000/(b)/      25,958,000
Gas imbalance liability                             1,025,000               -            1,025,000

Stockholder's equity:
 Preferred stock, par value $.05,
  authorized 500,000 shares; issued and
  outstanding 5,540 shares                              1,000               -                1,000
 Common stock, $.01 par value,
  authorized 100,000,000 shares; issued and
  outstanding 12,381,857 shares (14,913,226
  pro forma shares)                                   124,000           2,000/(d)/         126,000
  Additional paid in capital                       32,530,000         909,000/(d)/      33,439,000
  Accumulated deficit                             (17,823,000)              -          (17,823,000)
                                                  -----------     -----------          -----------
  Total stockholder's equity                       14,832,000         911,000           15,743,000
                                                  -----------     -----------          -----------

Total liabilities and stockholders' equity        $41,466,000     $25,335,000          $66,801,000
                                                  ===========     ===========          ===========


         The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements.

                           GOTHIC ENERGY CORPORATION
                       UNAUDITED PRO FORMA CONSOLIDATED
                       CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                          HISTORICAL                                      PROFORMA
                                  -----------------------------------------------------------    ---------------------------
                                    GOTHIC      NORSE/(f)/    HORIZON/(f)/      HUFFMAN/(f)/     ADJUSTMENTS        COMBINED
                                    ------      ----------    ------------      ------------     -----------        --------

Revenues:
  Oil and gas sales               $10,385,000    $3,392,000    $2,915,000        $1,156,000                -       $17,848,000
  Well operations                   1,062,000             -             -                 -          167,000/(e)/    1,229,000
  Interest and other income            68,000             -             -                 -                -            68,000
                                  -----------    ----------    ----------        ----------      -----------       -----------

  Total revenues                   11,515,000     3,392,000     2,915,000         1,156,000          167,000        19,145,000

Costs and expenses:
  Lease operating expenses          4,807,000       128,000       549,000           134,000                -         5,618,000
  Gas system expenses                       -     2,166,000             -           593,000                -         2,759,000
  Depletion, depreciation
   and amortization                 2,856,000             -             -                 -        1,609,000/(g)/    4,465,000
  General and
   administrative expense           1,782,000             -             -                 -                -         1,782,000
  Provision for impairment of
   oil and gas properties           5,050,000             -             -                 -                -         5,050,000
  Interest expense and
   debt issuance costs              1,528,000             -             -                 -        4,388,000/(h)/    5,916,000
                                  -----------    ----------    ----------        ----------      -----------       -----------

Income (loss) before income taxes
  and extraordinary item           (4,508,000)    1,098,000     2,366,000           429,000       (5,830,000)       (6,445,000)
Income tax benefit                  2,993,000             -             -                 -                -         2,993,000
                                  -----------    ----------    ----------        ----------      -----------       -----------

Income (loss) before
 extraordinary item               $(1,515,000)    1,098,000     2,366,000           429,000       (5,830,000)       (3,452,000)
Preferred dividend                    381,000             -             -                 -                -           381,000
                                  -----------    ----------    ----------        ----------      -----------       -----------
Net income (loss) before
  extraordinary item available
  for common shares               $(1,896,000)   $1,098,000    $2,366,000        $  429,000      $(5,830,000)      $(3,833,000)
                                  ===========    ==========    ==========        ==========      ===========       ===========
Net income (loss) before
 extraordinary item per common
 share                            $    $(0.16)                                                             -       $     (0.29)
                                  ===========                                                                      ===========

Weighted average shares
  outstanding (both primary and
  fully diluted)                   11,663,117                                                      1,595,057/(i)/   13,258,174
                                  ===========                                                      =========       ===========



         The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements.

                           GOTHIC ENERGY CORPORATION
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS

1.   THE PROPERTIES

          On December 11, 1996 the Company entered into a purchase and sale agreement with Norse Exploration, Inc., and Norse Pipeline, Inc. (collectively, "Norse"), to acquire various working interests in 11 oil and gas producing properties and a 40.09% interest in the related Sycamore Gas System (the "Sycamore System"), an Oklahoma gathering system, processing plant and storage facility. The oil and gas wells and the gathering system are located in the Springer Field in Carter County, Oklahoma. The total purchase price was $10,750,000, plus two-year warrants to purchase 200,000 shares of the Company's Common Stock at a per share exercise price of $2.50. The estimated fair value of such warrants at the date of acquisition was approximately $254,000. The Company paid a deposit of $1,075,000 toward the purchase price in December 1996.

          The Company also entered into a purchase and sale agreement on January 22, 1997, with Horizon Gas Partners, L.P. and HSRTW, Inc. (collectively, "Horizon"), to acquire various working and royalty interests in approximately 100 oil and gas producing properties. The producing properties are located in Major and Blaine counties of Oklahoma. The purchase price was $10,000,000.

          The Company also on December 13, 1996 entered into a purchase and sale agreement with H. Huffman & Company ("Huffman"), an Oklahoma limited partnership, to acquire various working interests in 13 oil and gas producing properties and an additional 10.97% interest in the Sycamore System. The oil and gas wells are located in the same producing area as the properties acquired from Norse. The total purchase price for the assets acquired was $3,950,000, of which the Company paid a deposit of $287,500 toward the purchase price in December 1996.

          The effective date of all three acquisitions was January 1, 1997, with the formal closing of the transactions occurring on February 18, 1997.

          Financing for the acquisitions was provided primarily by bank borrowings. On February 17, 1997, the Company and Bank One, Texas, N.A., entered into a Restated Loan Agreement (the "Credit Facility") which currently enables the Company to borrow, from time to time and, subject to meeting certain borrowing base requirements and other conditions, a maximum
     aggregate of $75,000,000 as of February 17, 1997.   The current maximum
     aggregate available to be borrowed under the Credit Facility is $44,000,000 and is comprised of a $32,000,000 borrowing availability (the "borrowing base") based on the Company's oil and gas reserve reports, a $10,000,000 special advance facility (the "Special Advance Facility") and a $2,000,000 special drilling facility. On February 18, 1997, the Company drew down both the borrowing base and the Special Advance Facility for a total of $41,668,000. These funds were used to repay all existing indebtedness then outstanding owing to the bank in the amount of $21,264,000, to finance the cash consideration paid for the three February 18, 1997 acquisitions discussed above which aggregated $19,404,000, and to pay a $1,000,000 loan fee to Bank One. An aggregate of $1,291,295 of the previously paid deposits against the purchase price for the Norse and Huffman acquisitions had been borrowed from the bank in December 1996 against the Company's borrowing availability at the time.

                           GOTHIC ENERGY CORPORATION
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS

          The remaining funds necessary to complete the acquisitions were
     provided by loans to the Company from two investors.   On February 18,
     1997, such persons loaned to the Company the aggregate sum of $4,500,000 represented by the Company's promissory notes. Of the aggregate amount, $2,500,000 bears interest at 5% per annum and matures on April 18, 1997, (the lender has verbally agreed to extend the maturity of this note to July 31, 1997) with the remaining $2,000,000 bearing interest at 12% per annum and maturing on October 31, 1997. In the event the principal and accrued interest is not paid when due, such amount is automatically converted into a number of shares of the Company's Common Stock determined by dividing such amount by a sum equal to 75% of the closing bid price for the Company's Common Stock on the five (5) days prior to the maturity date, with respect to the $2,500,000 obligation, and on the maturity date with respect to the $2,000,000 obligation. As additional consideration for making the loan, the investors also purchased at a price of $.01 per share a total of 250,000 shares of the Company's common stock. The fair value of the Company's common stock was $2.63 per share on the date such shares were issued.

2.   BASIS OF PRESENTATION

          The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet and Statement of Operations are presented to reflect the consummation of the Norse, Horizon and Huffman Property acquisitions in January 1997 as if these transactions had occurred as of December 31, 1996 for purposes of the balance sheet and at January 1, 1996, for purposes of the statement of operations, and may not be indicative of the results that would have occurred if the acquisitions had been effective on the dates indicated or of the results that may be obtained in the future. The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet and Statement of Operations should be read in conjunction with the financial statements and notes to consolidated financial statements of the Registrant for the year ended December 31, 1996, and the Historical Schedule of Gross Revenues and Direct Operating Expenses of the Norse, Horizon and Huffman Properties for the years ended December 31, 1996 and 1995.

3.   PRO FORMA ADJUSTMENTS

          The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet and Statement of Operations include the following adjustments:

     (a) Adjustment to reflect the Norse acquisition for $9,929,000, net of the down payment, the Horizon acquisition for $10,000,000, and the Huffman acquisition for $3,662,000, net of the down payment, as discussed in
          Note 1.

     (b) Adjustment to debt to reflect the Company's restated Credit Facility with Bank One and the Bridge Financing used to complete the Norse, Horizon and Huffman acquisitions. Includes $137,000 of excess cash from the loans.

                           GOTHIC ENERGY CORPORATION
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS

3.   PRO FORMA ADJUSTMENTS (CONTINUED)

     (c) Adjustment to deferred loan costs to reflect $950,000 in fees associated with the Bank One Credit Facility and $657,000 as the estimated fair value of the 250,000 shares of common stock issued as part of the Bridge Financing.

     (d) Adjustment to reflect the $657,000 as the estimated fair value of the 250,000 shares of Common Stock issued as part of the Bridge Financing and the $254,000 as the estimated fair value of the warrants to purchase 200,000 shares of Common Stock issued as part of the Norse Acquisition.

     (e) Adjustment to well operations revenue to reflect additional revenues as a result of operating approximately 30 wells acquired from Horizon.

     (f) Oil and natural gas revenues and operating costs represent historical revenues and direct operating expenses related to the properties acquired from Norse, Horizon and Huffman.

     (g) Depreciation, depletion and amortization ("DD&A") was calculated using a DD&A rate based on production for 1996, and estimated acquired reserves at the beginning of the year, under the full cost method of accounting for oil and gas properties and the straight line method for the related Sycamore System.

     (h) Adjustment to interest expense to reflect debt incurred to purchase the properties and amortization of discounts and debt issuance costs. This pro forma adjustment includes $1,500,000 of imputed discount amortization expense related to the possible conversion of the $4,500,000 convertible debt. The Company intends to repay this debt prior to conversion, but currently does not have a credit facility in place to fund these payments.

     (i) To adjust for 250,000 shares issued as additional debt costs on debt incurred to purchase properties and 1,345,057 weighted average shares assumed outstanding related to the $4,500,000 convertible debt. The Company intends to repay the $4,500,000 in debt prior to conversion into the Company's Common Stock.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GOTHIC ENERGY CORPORATION



     APRIL 30, 1997                BY:  /S/ MICHAEL PAULK
                                        ----------------------------------------
                                        MICHAEL PAULK
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                      S-1